CONTACT:  Tandycrafts, Inc.
                              Leo Taylor (817) 551-9600
                              or
FOR IMMEDIATE RELEASE         Brian Edwards, Jeff Lambert
                              Lambert, Edwards & Associates, Inc.
                              (616) 233-0500 (mail@lambert-edwards.com)


            TANDYCRAFTS ANNOUNCES FORBEARANCE AGREEMENT WITH LENDERS
            --------------------------------------------------------

FORT WORTH, Texas, March 30, 2001 - Tandycrafts, Inc. (NYSE: TAC) today announced that it had entered into a forbearance agreement with its lenders allowing the Company to maintain its existing facility for a short period.

The Fort Worth-based maker and marketer of picture frames and wall decor said its current revolving credit facility expires March 31, 2001. Tandycrafts' lenders have agreed to forbear from taking possession of the loan's collateral, foreclosing or enforcing any liens, exercising any of the lenders' rights under any guaranty agreement or exercising its right to set off until April 16, 2001.

During this period, Tandycrafts and its investment banking firm intend to explore the strategic alternatives of the Company, including a possible sale of the Company, and to continue their efforts to refinance Tandycrafts' existing credit facility. However, there can be no assurance that it will be able to secure such financing on a timely basis. Until Tandycrafts completes its refinancing, its liquidity will continue to be limited. Failure to obtain such refinancing would have a material adverse effect on Tandycrafts' liquidity, operations, financial condition and ability to operate as a going concern. As a result of Tandycrafts' on-going efforts to obtain such refinancing, Tandycrafts has not filed its Annual Report on Form 10-K for fiscal year 2000 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000. Tandycrafts intends to file these reports as soon as other priorities permit.

Tandycrafts, Inc. (www.tandycrafts.com) is a maker and marketer of frames and wall decor. Tandycrafts' products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers.

Statements in this news release which are not purely historical facts are forward looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Although Tandycrafts believes that the expectations in the forward looking statements are reasonable, Tandycrafts can give no assurance that such expectations or the forward looking statements will prove to be correct. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Tandycrafts' products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on Tandycrafts, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, availability of credit, competitive factors, dependence upon third-party vendors, and other risks detailed in Tandycrafts' periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, Tandycrafts undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements. The inclusion of any statement in this release does not constitute an admission by Tandycrafts or any other person that the events or circumstances described in such statement are material.

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